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                                                                     EXHIBIT 5.1

                             Morrison & Foerster LLP
                               5200 Republic Plaza
                             370 Seventeenth Street
                           Denver, Colorado 80202-5638

                                October 11, 2000

Altera Corporation
101 Innovation Drive
San Jose, California 95134

     RE:  Registration Statement on Form S-8

Ladies and Gentlemen:


     We have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Altera Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission on or about October 11, 2000, in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 173,945 shares of your Common Stock (the "Shares") of which (1) 20,000 shares ("Grant Shares") may be issued pursuant to a restricted stock purchase agreement (the "Stock Purchase Agreement"); and (2) 153,945 shares (the "Plan Shares") may be issued under the Company's 2000 Non-Qualified Stock Option Plan No. 1 (the "2000 Plan"). As your legal counsel, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with said issuance of the Shares pursuant to the Stock Purchase Agreement and the 2000 Plan.

     Upon completion of the proceedings being taken or contemplated to be taken by the Company prior to the issuance of the Shares, it is our opinion that:

     (1) The Grant Shares, when issued and outstanding pursuant to the terms of the Stock Purchase Agreement, will be legally and validly issued, fully paid and nonassessable; and

     (2) The Shares issuable under the 2000 Plan, when issued and outstanding pursuant to the terms of the 2000 Plan and the agreements which accompany each grant under the 2000 Plan, will be legally and validly issued, fully paid and nonassessable.

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     We express no opinion as to matters governed by laws of any jurisdiction other than the laws of the General Corporation Law of the State of Delaware and the federal laws of the United States of America, as in effect on the date hereof.

     We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

                                       Very Truly yours,

                                       /s/  Morrison & Foerster LLP
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